CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 15, 1997 included in the St. John Knits, Inc. Form 10-K for the year ended November 2, 1997, and to all references to our Firm included in this registration statement.

                                           /s/ Arthur Andersen LLP
                                           Arthur Andersen LLP

Orange County, California
June 4, 1998